SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 15, 2001

PHARMACEUTICAL FORMULATIONS, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE (State or Other Jurisdiction of Incorporation)	0-11274 (Commission File Number)	22-2367644 (IRS Employer Identification No.)

460 PLAINFIELD AVENUE, EDISON, NEW JERSEY 08818
(Address of Principal Executive Offices, including Zip Code)

Registrant's telephone number, including area code: 732-985-7100

N.A.
(Former Name or Former Address, if Changed Since Last Report)

Item 5   Other Events

          The Company did not make the June 15, 2001 interest payment due under its 8% Convertible Subordinated Debentures Due 2002. It is the Company’s intention to make such payments within the 30 day period allowed before such nonpayment would become an event of default under the debenture indenture.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHARMACEUTICAL FORMULATIONS, INC. By: /s/ R. BRADLEY CONNER Name: R. Bradley Conner Title: Controller Chief accounting officer

Dated: June 21, 2001